Exhibit 99.1

DATE: March 22, 2006

From:

Safety Products Holdings, Inc. and Norcross Safety Products L.L.C.

2001 Spring Road

Suite 425

Oak Brook, IL  60523

Contact:

David F. Myers, Jr.

(630) 572-5715

FOR IMMEDIATE RELEASE

SAFETY PRODUCTS HOLDINGS, INC. AND NORCROSS SAFETY PRODUCTS L.L.C.
ANNOUNCE YEAR END 2005 RESULTS

OAK BROOK, IL March 22, 2006 – Safety Products Holdings, Inc. (“Holdings”), as successor to NSP Holdings L.L.C. (“NSP Holdings”) and Norcross Safety Products L.L.C. (“NSP” and collectively with Holdings, the “Company”), today announced results for the year ended December 31, 2005. The following discussion presents results for both NSP and the Company only where the results of NSP and the Company differ.

For 2005, net sales of the Company were $481.1 million compared to $438.5 million in 2004. Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) increased to $70.4 million from $64.4 million in 2004 for NSP, and increased to $70.1 million from $63.5 million in 2004 for the Company, which represented an increase of 9.4% and 10.4%, respectively.

The Company’s net sales increase of $42.6 million, or 9.7%, was attributable to increased net sales in each of its three operating segments. In the Company’s general safety and preparedness segment, the net sales increase of $24.0 million, or 7.8%, reflects a combination of the following: overall organic growth in Canada, Europe, and South Africa, favorable exchange rates and incremental net sales resulting from the acquisition of The Fibre-Metal Products Company (“Fibre-Metal”). In the United States, strong overall market demand was offset by a decrease in government contract shipments resulting in lower net sales. In the Company’s fire service segment, net sales increased $9.0 million, or 11.5%, reflecting continued strong market demand. In the Company’s electrical safety segment, net sales increased $9.6 million, or 18.8%, primarily driven by strong market demand and new product penetration. Both the Company’s general safety and preparedness and electrical safety segments realized increased sales from the hurricane activity in the Gulf Coast region.

The Company’s gross profit increased by $12.9 million, or 8.2%. Excluding the impact of a $5.6 million charge related to inventory purchase accounting adjustments, the Company’s gross profit increased $18.5 million, or 11.8%. Excluding the $5.6 million of inventory purchase accounting adjustments, the Company’s gross profit margin of 36.4% in 2005 compared favorably to the 35.7% gross profit margin in 2004.

The Company’s income from operations decreased $21.2 million from $51.1 million in 2004 to $29.9 million in 2005. NSP’s income from operations decreased $18.5 million from $51.7 million in 2004 to $33.2 million in 2005. Included in the Company’s and NSP’s income from operations for 2005 were: (1) inventory purchase accounting charges of $5.6 million; (2) incremental amortization expenses of $7.0 million related to purchase accounting; and (3) $16.4 million of management incentive compensation expense for the Company and $13.6 million of management incentive compensation expense for NSP recognized as a result of the acquisition by Holdings of all of the outstanding membership units of NSP from NSP Holdings. Included in income from operations in 2004 were $0.6 million of expenses related to exploring strategic alternatives. Excluding these charges, the Company’s income from operations increased $7.2 million, or 13.5%, and NSP’s income from operations increased $7.1 million, or 13.5%. In the Company’s general safety and preparedness segment (after adjusting for expenses related to purchase accounting), income from operations increased by

$3.9 million, or 12.4%, due to the higher net sales volume. In the Company’s fire service segment (after adjusting for expenses related to purchase accounting), income from operations increased $0.7 million, or 5.4%, as the higher net sales volume was partially offset by lower margin realization and higher administrative expenses. In the Company’s electrical safety segment (after adjusting for expenses related to purchase accounting), income from operations increased by $3.1 million, or 27.5%, due to higher net sales and improved manufacturing performance. Corporate general and administrative expenses increase by $0.5 million for the Company and $0.6 million for NSP due to higher payroll and administrative expenses including costs associated with public reporting and related compliance requirements of the Sarbanes-Oxley Act of 2002.

In November 2005, the Company completed the acquisition of all of the issued and outstanding capital stock of Fibre-Metal. The purchase price of $68.7 million (including $0.7 million of acquisition costs) was financed through $65.0 million of additional term borrowings under NSP’s senior credit facility and cash on the balance sheet.

As of December 31, 2005, NSP and the Company had working capital of $130.1 million and $131.8 million and cash of $20.7 million and $20.8 million, respectively. The Company’s capital expenditures were $9.3 million in 2005 and $6.4 million in 2004.

The following table reconciles net income to EBITDA and Adjusted EBITDA for NSP:

	Year Ended
	Predecessor	Combined (1)
	December 31, 2004	December 31, 2005

Net income	$25,287	$5,421
Add:
Interest expense, net	22,224	22,005
Income tax expense	2,972	4,981
Depreciation and amortization	12,371	18,867
EBITDA (2)	62,854	51,274
Add:
Inventory purchase accounting adjustment	—	5,620
Management incentive compensation	—	13,554
Strategic alternatives	616	—
Loss on the sale of property, plant and equipment	899	—
Adjusted EBITDA(2)	$64,369	$70,448

The following table reconciles net income to EBITDA and Adjusted EBITDA for the Company:

	Year Ended
	Predecessor	Combined (1)
	December 31, 2004	December 31, 2005

Net income (loss)	$10,641	$(19,229)
Add:
Interest expense, net	35,749	41,159
Income tax expense	3,195	2,624
Depreciation and amortization	12,371	18,867
EBITDA (2)	61,956	43,421
Add:
Inventory purchase accounting adjustment	—	5,620
Management incentive compensation	—	16,388
Seller transaction expenses	—	4,646
Strategic alternatives	616	—
Loss on the sale of property, plant and equipment	899	—
Adjusted EBITDA (2)	$63,471	$70,075

(1)   The 2005 information is presented on a combined basis for comparative purposes and has been derived from the unaudited statements of operations. For the fiscal year ended December 31, 2005 the predecessor (January 1, 2005 through July 19, 2005) and successor (July 20, 2005 through December 31, 2005) results of operations are combined.

(2)   EBITDA and Adjusted EBITDA do not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by accounting principles generally accepted in the United States (“GAAP”), and NSP’s and the Company’s calculations thereof may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA are calculated above because NSP and the Company use these measures to assess their liquidity position and because we believe that these measures present useful information to investors regarding a company’s ability to service and/or incur indebtedness. This belief is based on NSP’s and the Company’s negotiations with its lenders who have indicated that the amount of indebtedness permitted to be incurred will be based, in part, on measures similar to their EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA do not take into account NSP’s and the Company’s working capital requirements, debt service requirements and other commitments and, accordingly, are not necessarily indicative of amounts that may be available for discretionary use.

We are a leading designer, manufacturer and marketer of branded products in the personal protection equipment industry. We manufacture and market a full line of personal protection equipment for workers in the general safety and preparedness, fire service and electrical safety industries. We sell products under trusted, long-standing and well-recognized brand names, including North, Fibre-Metal, Morning Pride, Ranger, Servus, Pro-Warrington and Salisbury. Our broad product offering includes, among other things, respiratory protection, protective footwear, hand protection, bunker gear and linemen equipment.

We have scheduled a conference call to discuss our financial results on Thursday, March 23, 2006 at 2:00 p.m. EST. The call in number is (800) 732-9506. A recording of the conference call will be available for 72 hours after the completion of the call. The recording can be accessed by dialing (800) 633-8284 and entering reservation number 21287732.

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions, based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intent,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements include, but are not limited to:  (i) our high degree of leverage and significant debt service obligations; (ii) the impact of current and future laws and governmental regulations affecting us or our product offerings; (iii) the impact of governmental spending; (iv) our ability to retain existing customers, maintain key supplier status with those customers with which we have achieved such status and obtain new customers; (v) the highly competitive nature of the personal protection equipment industry; (vi) any future changes in management; (vii) acceptance by consumers of new products we develop or acquire; (viii) the importance and costs of product innovation; (ix) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange and restrictions on the efficient repatriation of earnings; (x) the unpredictability of patent protection and other intellectual property issues; (xi) cancellation of current orders; (xii) the outcome of pending product liability claims and the availability of indemnification for those claims; (xiii) general risks associated with the personal protection equipment industry; and (xiv) the successful integration of acquired companies on economically acceptable terms. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

Norcross Safety Products L.L.C.

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Predecessor (1)		Successor (1)	Combined (2)
	Year Ended December 31, 2004	January 1, 2005 Through July 19, 2005	July 20, 2005 Through December 31, 2005	Year Ended December 31, 2005

Net sales	$438,499	$271,694	$209,396	$481,090
Cost of goods sold	281,924	171,645	139,978	311,623
Gross profit	156,575	100,049	69,418	169,467
Operating expenses:
Selling	40,120	25,512	19,154	44,666
Distribution	22,452	14,634	11,385	26,019
General and administrative	41,203	24,696	19,833	44,529
Amortization of intangibles	517	329	7,216	7,545
Strategic alternatives	616	—	—	—
Management incentive compensation	—	13,554	—	13,554
Total operating expenses	104,908	78,725	57,588	136,313
Income from operations	51,667	21,324	11,830	33,154
Other expense (income):
Interest expense	22,437	13,126	9,499	22,625
Interest income	(213)	(464)	(156)	(620)
Other, net	1,159	745	(9)	736
Income before income taxes and minority interest	28,284	7,917	2,496	10,413
Income tax expense	2,972	3,519	1,462	4,981
Minority interest	25	13	(2)	11
Net income	$25,287	$4,385	$1,036	$5,421

(1)   On July 19, 2005, all the outstanding units of Norcross Safety Products L.L.C. (“NSP”) were acquired by Safety Products Holdings, Inc. (“Holdings”), with the result that NSP became a wholly-owned subsidiary of Holdings. NSP’s financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets and liabilities as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

(2)   Although the Predecessor and Successor results are not comparable by definition in certain respects due to the acquisition and the resulting revaluation, for ease of comparison, the financial data for the period after the acquisition, July 20, 2005 through December 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through July 19, 2005 (Predecessor period), to arrive at the combined year ended December 31, 2005.

Norcross Safety Products L.L.C.

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	Predecessor (1)	Successor (1)
	December 31, 2004	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$35,731	$20,683
Accounts receivable, less allowance of $2,063 and $2,317 in 2004 and 2005, respectively	61,167	68,286
Inventories	82,532	93,462
Deferred income taxes	60	3,230
Prepaid expenses and other current assets	3,183	3,135
Total current assets	182,673	188,796
Property, plant, and equipment, net	51,809	67,315
Deferred financing costs, net	9,394	7,513
Goodwill	132,662	136,487
Other intangible assets, net	6,256	276,842
Other noncurrent assets	5,689	5,109
Total assets	$388,483	$682,062

Liabilities and member’s equity
Current liabilities:
Accounts payable	$17,871	$21,229
Accrued expenses	28,127	34,683
Current maturities of long-term obligations	15,252	2,735
Total current liabilities	61,250	58,647
Pension, post-retirement and deferred compensation	22,923	32,340
Long-term obligations	238,314	309,664
Other noncurrent liabilities	1,653	5,376
Deferred income taxes	4,799	52,496
Minority interest	142	176
	267,831	400,052

Member’s equity:
Contributed capital	116,060	221,068
(Accumulated deficit) retained earnings	(42,447)	308
Due from NSP Holdings L.L.C.	(17,740)	—
Accumulated other comprehensive income	3,529	1,987
Total member’s equity	59,402	222,363
Total liabilities and member’s equity	$388,483	$682,062

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings, with the result that NSP became a wholly-owned subsidiary of Holdings. NSP’s financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets and liabilities as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

Norcross Safety Products L.L.C.

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Predecessor (1)		Successor (1)
	Year Ended December 31, 2004	January 1, 2005 Through July 19, 2005	July 20, 2005 Through December 31, 2005
Operating activities
Net income	$25,287	$4,385	$1,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	11,854	6,177	5,145
Amortization of intangibles	517	329	7,216
Amortization of deferred financing costs	1,777	1,020	535
Amortization of original issue discount (premium)	92	58	(439)
Loss on sale of property, plant and equipment	899	—	—
Deferred income taxes	583	(86)	(957)
Minority interest	25	13	(2)
Changes in operating assets and liabilities:
Accounts receivable	(7,876)	(2,607)	1,259
Inventories	(1,704)	(1,515)	7,208
Prepaid expenses and other current assets	650	467	(162)
Other noncurrent assets	(627)	(477)	412
Accounts payable	(286)	(492)	2,170
Accrued expenses	290	14,177	4,429
Pension, postretirement, and deferred compensation	(2,442)	(1,210)	(1,431)
Other noncurrent liabilities	1,223	(30)	3
Other	(4)	22	1
Net cash provided by operating activities	30,258	20,231	26,423

Investing activities
Purchase of businesses, net of cash acquired	(691)	(653)	(273,725)
Purchases of property, plant, and equipment	(6,423)	(4,250)	(5,037)
Proceeds from sale of property, plant and equipment	736	—	—
Due from NSP Holdings L.L.C.	(459)	—	—
Net cash used in investing activities	(6,837)	(4,903)	(278,762)

Financing activities
Payments of deferred financing costs	(204)	—	(8,048)
Proceeds from borrowings	—	—	153,000
Payments of debt	(3,719)	(13,623)	(731)
Due from NSP Holdings L.L.C.	(1,302)	(558)	—
Proceeds from capital contributions	—	—	121,114
Dividends to NSP Holdings L.L.C.	(2,943)	(9)	—
Dividends to Safety Products Holdings, Inc.	—	—	(728)
Net cash (used in) provided by financing activities	(8,168)	(14,190)	264,607
Effect of exchange rate changes on cash	4,137	(2,725)	1,271
Net increase (decrease) in cash and cash equivalents	19,390	(1,587)	13,539
Cash and cash equivalents at beginning of period	16,341	35,731	7,144
Cash and cash equivalents at end of period	$35,731	$34,144	$20,683

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings, with the result that NSP became a wholly-owned subsidiary of Holdings. NSP’s financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets and liabilities as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

Safety Products Holdings, Inc.

(NSP Holdings L.L.C. as predecessor)

Consolidated Statements of Operations

(Amounts in Thousands) (Unaudited)

	Predecessor (1)		Successor (1)	Combined (2)
	Year Ended December 31, 2004	January 1, 2005 Through July 19, 2005	July 20, 2005 Through December 31, 2005	Year Ended December 31, 2005

Net sales	$438,499	$271,694	$209,396	$481,090
Cost of goods sold	281,924	171,645	139,978	311,623
Gross profit	156,575	100,049	69,418	169,467
Operating expenses:
Selling	40,120	25,512	19,154	44,666
Distribution	22,452	14,634	11,385	26,019
General and administrative	41,721	24,956	19,946	44,902
Amortization of intangibles	517	329	7,216	7,545
Strategic alternatives	616	—	—	—
Management incentive compensation	—	16,388	—	16,388
Total operating expenses	105,426	81,819	57,701	139,520
Income from operations	51,149	18,230	11,717	29,947
Other expense (income):
Interest expense	35,962	24,584	17,645	42,229
Interest income	(213)	(914)	(156)	(1,070)
Seller transaction expenses	—	4,646	—	4,646
Other, net	1,539	745	(9)	736
Income (loss) before income taxes and minority interest	13,861	(10,831)	(5,763)	(16,594)
Income tax expense (benefit)	3,195	3,619	(995)	2,624
Minority interest	25	13	(2)	11
Net income (loss)	$10,641	$(14,463)	$(4,766)	$(19,229)

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings from NSP Holdings L.L.C. (“NSP Holdings”), with the result that Holdings became the sole unit holder of NSP and assumed, pursuant to a supplemental indenture, the obligations of NSP Holdings and NSP Holdings Capital Corp. (“Capital”) under their outstanding $100 million 11 3/4% Senior Pay in Kind Notes due 2012 and the indenture governing such notes. NSP Holdings’ financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations of Holdings following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

(2)    Although the Predecessor and Successor results are not comparable by definition in certain respects due to the acquisition and the resulting revaluation, for ease of comparison, the financial data for the period after the acquisition, July 20, 2005 through December 31, 2005 (Successor period), has been added to the financial data for the period from January 1, 2005 through July 19, 2005 (Predecessor period), to arrive at the combined year ended December 31, 2005.

Safety Products Holdings, Inc.

(NSP Holdings L.L.C. as predecessor)

Consolidated Balance Sheets

(Amounts in Thousands) (Unaudited)

	Predecessor (1)	Successor (1)
	December 31, 2004	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$35,731	$20,819
Accounts receivable, less allowance of $2,063 and $2,317 in 2004 and 2005, respectively	61,167	68,286
Inventories	82,532	93,462
Deferred income taxes	60	3,230
Prepaid expenses and other current assets	3,183	3,206
Total current assets	182,673	189,003
Property, plant, and equipment, net	51,809	67,315
Deferred financing costs, net	9,960	19,669
Goodwill, net	132,662	135,718
Other intangible assets, net	6,256	276,842
Other noncurrent assets	5,831	5,109
Total assets	$389,191	$693,656

Liabilities and members’ deficit / equity
Current liabilities:
Accounts payable	$17,871	$21,229
Accrued expenses	29,024	34,137
Current maturities of long-term obligations	15,252	1,846
Total current liabilities	62,147	57,212
Pension, post-retirement and deferred compensation	22,923	32,340
Long-term obligations	238,314	441,393
Mandatorily redeemable preferred units	134,310	—
Other noncurrent liabilities	1,653	5,376
Deferred income taxes	4,799	50,268
Minority interest	142	176
	402,141	529,553

Members’ deficit / equity:
Class E units	1	—
Common units:
Class A units	38,676	—
Class C units	188	—
Class D units	1,248	—
Common shares	—	110
Contributed capital	—	109,560
Accumulated deficit	(118,739)	(4,766)
Accumulated other comprehensive income	3,529	1,987
Total members’ deficit / equity	(75,097)	106,891
Total liabilities and members’ deficit / equity	$389,191	$693,656

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings from NSP Holdings, with the result that Holdings became the sole unit holder of NSP and assumed, pursuant to a supplemental indenture, the obligations of NSP Holdings and Capital under their outstanding $100 million 11 3/4% Senior Pay in Kind Notes due 2012 and the indenture governing such notes. NSP Holdings’ financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations of Holdings following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.

Safety Products Holdings, Inc.

(NSP Holdings L.L.C. as predecessor)

Consolidated Statements of Cash Flows

(Amounts in Thousands) (Unaudited)

	Predecessor (1)		Successor (1)
	Year Ended December 31, 2004	January 1, 2005 Through July 19, 2005	July 20, 2005 Through December 31, 2005
Operating activities
Net income (loss)	$10,641	$(14,463)	$(4,766)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	11,854	6,177	5,145
Amortization of intangibles	517	329	7,216
Amortization of deferred financing costs	1,777	1,311	1,441
Amortization of net original issue discount (premium)	92	58	(76)
Loss on sale of property, plant and equipment	899	—	—
Deferred income taxes	583	(86)	(2,416)
Minority interest	25	13	(2)
Noncash interest	13,493	11,167	6,877
Changes in operating assets and liabilities:
Accounts receivable	(7,876)	(2,607)	1,259
Inventories	(1,704)	(1,515)	7,208
Prepaid expenses and other current assets	650	467	(233)
Other noncurrent assets	(627)	(477)	412
Accounts payable	(365)	(492)	2,170
Accrued expenses	1,175	20,902	3,883
Pension, postretirement, and deferred compensation	(2,442)	(1,210)	(1,431)
Other noncurrent liabilities	1,223	(30)	3
Other	(4)	20	1
Net cash provided by operating activities	29,911	19,564	26,691

Investing activities
Purchase of businesses, net of cash acquired	(691)	(653)	(273,725)
Purchases of property, plant, and equipment	(6,423)	(4,250)	(5,037)
Proceeds from sale of property, plant and equipment	736	—	—
Net cash used in investing activities	(6,378)	(4,903)	(278,762)

Financing activities
Payments for deferred financing costs	(904)	(3,246)	(21,110)
Proceeds from borrowings	—	100,000	176,646
Payments of debt	(4,775)	(13,623)	(731)
Proceeds from capital contributions	1	—	109,670
Distributions on preferred units	—	(60,000)	—
Distributions on common units	(2,943)	(2,509)	—
Net cash (used in) provided by financing activities	(8,621)	20,622	264,475
Effect of exchange rate changes on cash	4,478	(2,725)	1,271
Net increase in cash and cash equivalents	19,390	32,558	13,675
Cash and cash equivalents at beginning of period	16,341	35,731	7,144
Cash and cash equivalents at end of period	$35,731	$68,289	$20,819

(1)   On July 19, 2005, all the outstanding units of NSP were acquired by Holdings from NSP Holdings, with the result that Holdings became the sole unit holder of NSP and assumed, pursuant to a supplemental indenture, the obligations of NSP Holdings and Capital under their outstanding $100 million 11 3/4% Senior Pay in Kind Notes due 2012 and the indenture governing such notes. NSP Holdings’ financial position and results of operations prior to the acquisition are presented separately in the consolidated financial statements as “Predecessor” financial statements, while the financial position and results of operations of Holdings following the acquisition are presented as “Successor” financial statements. Due to the revaluation of assets as a result of purchase accounting associated with the acquisition, the pre-acquisition financial statements are not comparable with those after the acquisition in certain respects.